SCHNEIDER SECURITIES®

n. 17050027/AJ-CS

FINANCIAL GUARANTEE

SCHNEIDER SECURITIES® registered trademark of SB Securities ltd. (INPI France No. 4296306), 17 Bryanston Square, W1H-2DP London, UK, a financial institution, duly authorized for the present contract and regulated by the "Financial Conduct Authority (FCA)" under the License No. 755098 and European Passport No. 74229 (as tied agent of Kession Capital Ltd), to issue Bonds and Financial Guarantees according to the European Legislation of 26 May, 2000 meeting the conditions set by the 2288 and following of the Civil code, (hereinafter referred to as" **Guarantor** ")

Hereby declares and undertakes to constitute **Guarantor** for:

The payment of Schneider Finance LLC with registered office at 610 Newport Center Drive, Suite 480, Newport Beach, CA 92660, (hereinafter referred as the "Contractor"), to purchase shares of NEMUS Bioscience Inc. referred to the Securities Purchase Agreement attached hereto, signed on the 3rd of May 2017 for a total amount of 20 000 000.00 USD to purchase 1,000,000 shares of the company's Series E preferred stock.

To:

NEMUS Bioscience Inc., a Nevada corporation, represented by its CEO Dr. Brian Murphy., (hereinafter referred to as **"Beneficiary"**).

The present act guarantees a total amount of 20 000 000.00 USD (twenty million US Dollars) in payment at due date by the contractor on the 10th of July 2017, of the contract signed on the 3rd of May 2017.

SB Securities commits to pay to the **Beneficiary** upon his request and/or contractor's failure to deliver on his obligations, of all sums due.

Guarantor: **SB Securities Ltd.,** Financial Institution duly authorized for the present contract and regulated by the "Financial Conduct Authority (FCA)" under the License No. 755098 and European Passport No. 74229 (as tied agent of Kession Capital Ltd), to issue Bonds and Financial Guarantees according to the European Legislation of 26 May, 2000 meeting the conditions set by the 2288 and following of the Civil code, (hereinafter referred to as " **Guarantor** ")

Beneficiary: **NEMUS Bioscience Inc.,** a Nevada corporation, represented by its CEO Dr. Brian Murphy.

Contractor: **Schneider Finance LLC.,** a Nevada limited liability company, represented by its Director Mr. John A. Severson.

Object: Financial Guarantee payable at due date of the 10th of July 2017, for the acquisition of 1 000 000 shares of Series E preferred stock of the company.

Amount: **20 000 000.00 USD** (Twenty million US Dollars)

Validity: One year from the date of issue (3rd of May, 2017)

Any dispute on interpretation of this contract will be submitted to and decided exclusively by the Competent Court in California - USA

The present Guarantee is issued on 3rd of May 2017 in three originals, on one page recto verso, printed on watermarked security financial paper, including other than the above text, 11 articles signed by an authorized signatory for the **Guarantor**, with the company official seal, and the signature for acceptance by the **Contractor** and the **Beneficiary**.

/s/ Philippe Ayme-Jouve
The Guarantor

/s/ John A. Severson
The Contractor

/s/ Brian S. Murphy
The Beneficiary

SB

GENERAL CONDITIONS

Art.1 - This guarantee covers only defaults identified after its signature, limited by and to the duration and maturity of the principal commitment in terms of the general conditions to which the contracting parties declare to be fully informed. Throughout the period of validity of the guarantee, the Beneficiary or the Contractor cannot modify the conditions, the contracts or the written agreements whose performance is the basis of this guarantee, without specific consent of the Guarantor, at risk of default and loss of all rights of the guarantee.

Art.2 - This guarantee is issued on the basis and on the consideration of the documentation submitted by the Contractor. He certifies that the content of this documentation is considered correct, particularly with reference to counter-guarantees provided as co-commitment by the Guarantor to respect its contract. Non respect or discovery of false or inexact documents supplied by the Contractor in order to obtain the guarantee will automatically give rise to default and cancel the guarantee. The Guarantor acknowledges that he is in possession of sufficient information to evaluate the situation of the Contractor. As far as he remains bound in terms of his commitment, he (the Guarantor) must be personally informed of the Contractor's situation on a regular basis – by the Contractor, on the assets and annual tax declaration and accounts. With regard and relating to the obligation of information legally charged to the Guarantor in the matter of bonds and guarantees, the Contractor accepts an annual listing (computerized) which contains all pertinent information legally required, as sufficient proof of the Guarantor's fulfilment of his commitment. The Contractor agrees to inform the Guarantor of any change of his address. The contractor accepts to furnish any specific information requested by the Guarantor. Non-respect of the provisions of this article will automatically cancel this guarantee.

Art 3 – The present guarantee has no legal validity if it is not signed by all parties – with proof of payment. No reimbursement will be due or made in repayment for extinction of commitment prior to the date included in the present guarantee. The Contractor shall provide the Beneficiary with a copy of the discharged invoice. The Contractor must sign the guarantee and return a signed original of the guarantee to the Guarantor at the office of its finance representative (610 Newport Center Drive, Newport Beach, CA). Should the signed original have not reached the Guarantor within one month after the date of effect or should the company premium or the broker's fees be unpaid, the guarantee would no longer be valid. The Contractor or the guarantee Beneficiary must inform the Guarantor of all contracts or commitments undertaken which are covered by the guarantee by sending signed copies, the guarantee is no longer valid if this is not done within one month after their signature. Should the Contractor be the subject of an insolvency proceeding, the guarantee would no longer be valid.

Art.4 – Should any default that could affect this guarantee occur, the Beneficiary shall exercise the guarantee through a letter with a return receipt send to the Guarantor at its representative office (610 Newport Center Drive, Newport Beach, CA).This letter shall reach the Guarantor within a period of one month, starting from the day the Beneficiary had the knowledge of the default. The exercise of the guarantee by the Contractor shall not reach the Guarantor after the expiration date of this guarantee. Should there be a delay in the exercise of the guarantee, the Guarantor will not be bound by any obligation to pay the Beneficiary, the Guarantor will be discharged of all commitments and obligations relating to the default. With its letter exercising the guarantee, the Beneficiary shall provide the Guarantor with any information and document in its possession enabling to prove and establish the default. Any delay or failure to fulfill this obligation will discharge the Guarantor of all commitments and obligations relating to the default.

Art. 5 - In case of default by the Contractor, the Guarantor undertakes to pay the amounts due on the basis of this guarantee, upon written documented request by the beneficiary, and without any opposition in ninety days of receipt of the denunciation of the documented default. After payment, the Guarantor will be subrogated in all rights and commitments of the Contractor towards the Beneficiary and in all rights and commitments of the Beneficiary towards the Contractors concerning this guarantee. The Contractor shall mitigate the prejudice, and he shall follow the instructions given by the Guarantor concerning any initiatives undertook to remedy the damages, including criminal and civil judicial actions, he shall even be a civil party at the Guarantor's request. No transaction between the Beneficiary and the Contractor is permitted without prior written consent of the Guarantor.

Art.6 - If other guarantees, such as bonds, insurance, etc. cover the Beneficiary who is the subject of this bond, this guarantee will apply only to the part which is not covered by other guarantees.
The exercise of this guarantee instantly cancels any bond or guarantee subscribed by the Contractor with other beneficiaries.

Art. 7 - This guarantee has a duration and expiry date as indicated on the first page of the document, itself the same maturity date as the principal commitment.

Art. 8 - After each reimbursement is made by the Guarantor to the Beneficiary for the performance of this guarantee, the Contractor is obliged to pay back to the Guarantor at the latter's request, all amounts (capital, interest and cost) paid to the Beneficiary, under threat of legal proceedings.

Art. 9 – The Guarantor, even prior to repayment to the Beneficiary and subrogation in all rights for the Contractor with the Beneficiary, may take action against the Contractor and/or eventual co-obligates, to recover the amounts paid to the Beneficiary. Any amount paid will be charged against the amounts guaranteed.

Art.10 - In case of any dispute, all parties agree to be subject to the Jurisdiction of the competent State.

Art.11 - This guarantee is issued in three originals and includes 11 articles with authorized signature of persons - by the Guarantor for confirmation, and acceptance by the Contractor and the Beneficiary of the terms and the general conditions of the guarantee.

/s/ Philippe Ayme-Jouve	*/s/ John A. Severson*	*/s/ Brian S. Murphy*
The Guarantor	**The Contractor**	**The Beneficiary**